Exhibit 10.1

EXECUTION VERSION

WARRANT REPURCHASE AGREEMENT

THIS WARRANT REPURCHASE AGREEMENT (the “Agreement”), dated as of May 23, 2012, is made by and among the parties identified as Sellers on the signature pages hereto (each a “Seller” and collectively “Sellers”) and Westway Group, Inc., a Delaware corporation (“Purchaser”).

WHEREAS, on August 30, 2010, Purchaser reissued to Sellers 4,114,286 warrants in the aggregate to purchase shares of Purchaser’s Class A Common Stock, par value $0.0001 per share (“Common Stock”), at the per share exercise price of $5.00 (subject to adjustment as set forth therein), of which, 1,371,429 may be exercised until May 24, 2012 (each warrant exercisable until May 24, 2012, a “Warrant” and collectively, the “Warrants”), 1,371,429 may be exercised until May 24, 2013, and 1,371,428 may be exercised until May 24, 2014.

WHEREAS, Sellers desire to sell to Purchaser, and Purchaser desires to purchase from Sellers, the Warrants on the terms and conditions contained herein.

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Sale and Purchase of Warrant; No Further Rights.

(a) Sale of the Warrants. Concurrently with the execution hereof, Sellers shall sell, transfer and assign the Warrants to Purchaser for a purchase price of $0.87 per Warrant (the “Purchase Price”). The parties hereto agree that the payment of the Purchase Price shall be in full satisfaction of any and all obligations owed by Purchaser with respect to the Warrants, and Purchaser shall purchase from Sellers, all of the right, title, and interest of Sellers in and to the Warrants.

(b) Deliveries by the Company. Concurrently with the execution hereof, Purchaser shall deliver to Sellers such documents relating to the transactions contemplated by this Agreement as Sellers or their counsel may reasonably request. On the next business day after the date hereof, Purchaser shall deliver to Sellers the aggregate Purchase Price by cashier’s check or wire transfer of immediately available funds to bank accounts designated by Sellers.

(c) Deliveries by Sellers. Concurrently with the execution hereof, each Seller shall deliver to Purchaser (i) such Seller’s original Warrant, accompanied by a duly executed irrevocable warrant power in the form attached hereto as Exhibit A in favor of Purchaser, and (ii) such documents relating to the transactions contemplated by this Agreement as Purchaser or its counsel may reasonably request.

(d) Termination of Warrants. At the Closing, the Warrants shall be cancelled and terminated, and Sellers shall have no further rights thereunder.

Section 2. Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Dechert LLP, 2929 Arch Street, Philadelphia, PA 19104, concurrently with the execution hereof (the “Closing Date”), or at such other place or on such other date as may be mutually agreeable to Sellers and Purchaser.

Section 3. Representations and Warranties of Sellers. Each Seller hereby, severally but not jointly, represents and warrants to Purchaser as follows, and such representations and warranties shall survive the Closing:

(a) Authorization. Such Seller has all requisite power and authority to enter into this Agreement and any other agreements or instruments contemplated hereby, and to perform its obligations hereunder. This Agreement and all other agreements contemplated hereby each constitutes a valid and binding obligation of such Seller, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies. The execution and delivery by such Seller of this Agreement and all other agreements contemplated hereby to which such Seller is a party, and the fulfillment of and compliance with the respective terms hereof and thereof by such Seller, do not and shall not conflict with or result in a breach of the terms, conditions or provisions of, or require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, its limited liability company operating agreement (if such Seller is a limited liability company) or any material law, statute, rule or regulation to which such Seller is subject, or any material agreement, instrument, order, judgment or decree to which such Seller is subject, except where any such condition would not adversely affect such Seller’s ability to its obligations hereunder. Such Seller has full right, power and authority to sell, assign, transfer and deliver the Warrants to be sold by such Seller hereunder.

(b) Title. Such Seller has good and valid title to such Seller’s Warrants, free and clear of any liens, charges, claims, pledges, security interests, conditional sale agreements and other encumbrances whatsoever, whether arising by agreement, operation of law or otherwise, and there are no restrictions on such Seller’s right to transfer the such Seller’s Warrants to Purchaser pursuant to Section 1(c) hereof, other than those imposed by applicable federal and state securities laws. Upon delivery and payment for such Seller’s Warrants at the Closing, Purchaser shall acquire valid and unencumbered title to such Seller’s Warrants. No person other than Purchaser has any agreement, option, understanding or commitment (oral or in writing), or any right or privilege capable of becoming an agreement, option or commitment, for the purchase from such Seller of such Seller’s Warrants.

(c) Access to Information; Sophistication; Lack of Reliance. Such Seller (i) is on, or has a representative on, the board of directors of Purchaser, (ii) is familiar with the business and financial condition, properties, operations and prospects of Purchaser, (iii) has been provided with such information, documents and other materials concerning Purchaser, including its financial condition, results of operations, prospects, properties or business, to enable such Seller to form an independent judgment regarding the advisability of the sale of such Seller’s Warrants on the terms and conditions contained herein, (iv) has had such time as such Seller deems necessary and appropriate to review and analyze such information, documents and other materials to enable it to form such independent judgment, (v) has been granted the opportunity to obtain any additional information that such Seller deems necessary to verify the accuracy of such information, documents and other materials and to ask questions of, and have received satisfactory answers from, representatives of Purchaser concerning Purchaser, and (vi) recognizes that Purchaser, which has more detailed knowledge of its own financial affairs, is seeking to improve its financial position through acquiring the Warrants. Such Seller has also had the opportunity to review the periodic and current reports filed with the United States Securities and Exchange Commission (the “SEC”) by Purchaser. Such Seller’s knowledge and experience in financial and business matters is such that such Seller is capable of evaluating the merits and risks of such Seller’s sale of such Seller’s Warrants. Such Seller has carefully reviewed the terms and provisions of this Agreement and has evaluated its rights and obligations contained herein, and is hereby voluntarily assuming the risks relating to the transactions contemplated hereby.

(d) Arm’s-Length Transaction. Such Seller is dealing with Purchaser on a professional arm’s-length basis and neither Purchaser nor any of its respective affiliates or representatives is acting as a fiduciary or advisor to such Seller with respect to this Agreement and any of the transactions contemplated hereby.

(e) Independent Appraisal. In connection with this Agreement and the transactions contemplated hereby, such Seller has made its own independent appraisal of and investigation into, the value of such Seller’s Warrants, and, in deciding to enter into this Agreement, such Seller has not relied on Purchaser or any affiliate, representative or agent of Purchaser with respect to such matters.

(f) No Reliance. Such Seller acknowledges that (i) there are no, and it is not relying upon any, representations or warranties by or on behalf of Purchaser or any of its affiliates or representatives other than those expressly set forth in this Agreement and (ii) its rights and obligations with respect to this Agreement and the events giving rise thereto are and will be solely as set forth in this Agreement.

Section 4. Representations and Warranties of Purchaser. Purchaser, as to itself, hereby represents and warrants to Sellers as follows:

(a) Organization and Good Standing. Purchaser (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

(b) Authorization. Purchaser has all requisite power and authority to enter into this Agreement and any other agreements or instruments contemplated hereby, and to perform its obligations hereunder. This Agreement and all other agreements contemplated hereby each constitutes a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies. The execution and delivery by Purchaser of this Agreement and all other agreements contemplated hereby to which Purchaser is a party, and the fulfillment of and compliance with the respective terms hereof and thereof by Purchaser, do not and shall not conflict with or result in a breach of the terms, conditions or provisions of, or require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, its certificate of incorporation, bylaws or any material law, statute, rule or regulation to which Purchaser is subject, or any material agreement, instrument, order, judgment or decree to which Purchaser is subject, except where any such condition would not adversely affect Purchaser’s ability to its obligations hereunder.

Section 5. Miscellaneous.

(a) Further Assurances. From time to time after the Closing, each party shall cooperate and take such action or cause to be taken such action as may be reasonably requested by another party hereto in order to carry out the provisions and purposes of this Agreement and transactions contemplated hereby.

(b) Public Announcements. Except as required by applicable law Sellers shall not make or permit any of their affiliates or representatives to make any public announcement with respect of this Agreement or the transactions contemplated hereby until Purchaser has made an initial public announcement of this Agreement and the transactions contemplated hereby.

(c) No Assignment. The rights and obligations of the parties hereto under this Agreement shall inure to the benefit of and shall be binding upon their successors and assigns. No party hereto may assign either this Agreement (whether by operation of law of otherwise) or any of its rights, interests, benefits or obligations hereunder without the prior written approval of the other parties hereto.

(d) Choice of Law. The corporate law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(e) Waiver of Trial By Jury. Each of the parties to this Agreement irrevocably and unconditionally waives the right to a trial by jury in any action, suit or proceeding arising out of, connected with or relating to this Agreement, the matters contemplated hereby, or the actions of the parties in the negotiation, administration, performance or enforcement of this Agreement.

(f) Entire Agreement; Amendments; Severability. This instrument constitutes the entire agreement with respect to the subject matter hereof between the parties hereto and replaces and supersedes as of the date hereof any and all prior oral or written agreements, understandings and communications between the parties hereto. This Agreement may only be amended or modified by an agreement in writing executed by each of the parties hereto. Should any provision of this Agreement be adjudged invalid to any extent by any competent tribunal, such provision will be deemed modified to the extent necessary to make it enforceable.

(g) Counterparts; Section Headings. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The section headings of this Agreement are for convenience of reference only.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

INTENDING TO BE LEGALLY BOUND HEREBY, the parties hereto have executed this Agreement on the date first above written.

PURCHASER	SELLERS

WESTWAY GROUP, INC.	WB FARMS, LLC

By:	/s/ Thomas A. Masilla, Jr.	By:	/s/ Francis P. Jenkins, III
	Name: Thomas A. Masilla, Jr.		Name: Francis P. Jenkins, III
	Title: CFO		Title: Managing Member

		By:	/s/ Francis P. Jenkins, Jr.
Francis P. Jenkins, Jr.

NTC & CO FBO FRANCIS JENKINS JR ROTH

		By:	/s/ Valerie Stevens
Name: Valerie Stevens
Title: Trust Processor

[SIGNATURE PAGE TO WARRANT REPURCHASE AGREEMENT]

EXHIBIT A

Irrevocable Warrant Power

Know All Men by These Presents, that the undersigned Seller (“Seller”), for value received has bargained, sold, assigned and transferred, and by these presents does bargain, sell, assign and transfer unto Purchaser Westway Group, Inc. (“Purchaser”), the warrants evidenced by Founder Warrant Certificate No.             (the “Warrants”) dated August 30, 2010, pursuant to which Seller holds the right to purchase up to an aggregate of                             shares of Purchaser’s Class A Common Stock, par value $0.0001 per share (subject to adjustment as set forth therein) at the per share exercise price of $0.0001 (subject to adjustment as set forth therein), on the terms and conditions as set forth therein, and does hereby constitute and appoint Continental Stock Transfer & Trust Company as its true and lawful attorney, irrevocable for it and in its name and stead, to assign, transfer and set over all or any part of such Warrants, and for that purpose to make and execute all necessary acts of assignment and transfer, and one or more persons to substitute with like full power, hereby ratifying and confirming all that such attorney or its substitute or substitutes shall lawfully do by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto executed this Irrevocable Warrant Power as of the                 day of May, 2012.

SELLER [—] By: Name: Title:

SIGNATURE GUARANTEE
Name of Firm:
Address:
Area Code and Number:
Authorized Signature:
Signature:
Name:
Title: